UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 13, 2015

Active Power, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30939	74-2961657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2128 W. Braker Lane, BK 12, Austin, Texas	78758
(Address of principal executive offices)	(Zip Code)

(512) 836-6464
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Appointment of Class III Director

On February 13, 2015, the Board of Directors (the “Board”) of Active Power, Inc., a Delaware corporation (the “Company”), increased the size of the Board from six to seven directors and appointed Mr. Peter Gross to the Board as a Class III Director.  Mr. Gross was recommended to the Nominating and Corporate Governance Committee by our Chief Executive Officer.  He is expected to be named to one or more committees at a future Board meeting.  There are no family relationships between Mr. Gross and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Gross will receive compensation from the Company for his service on the Board on the same terms as other non-employee members of the Board, which terms are described under the caption “Overview of Director Compensation and Procedures” in the Company’s preliminary proxy statement on Schedule 14A filed on February 17, 2015, and which terms currently include a combination of cash and stock-based incentive compensation.

(e)

Approval of 2015 Management Incentive Plan

On February 13, 2015, the Compensation Committee (the “Committee”) of the Company approved the 2015 management incentive plan (the “2015 Management Incentive Plan”) for executive officers and certain other employees of the Company.  Pursuant to the 2015 Management Incentive Plan, Participants (as defined in the 2015 Management Incentive Plan) are entitled to receive cash bonuses upon achievement of bookings, adjusted EBITDA and operating cash flow goals, with 1/3 of the target bonus payable upon achievement of each goal.  Each goal has a minimum threshold that must be met for the goal to be achieved and is subject to a maximum payout amount.  The participation level for each Participant varies based on the role and responsibilities of such Participant.  The target bonuses for the Company’s executive officers are: (1) 100% of base salary for Mr. Mark A. Ascolese and (2) 60% of base salary for Mr. James A. Powers.  Mr. Adleman will not participate in the 2015 Management Incentive Plan.

The foregoing description of the 2015 Management Incentive Plan is qualified by reference in its entirety to the actual terms of the 2015 Management Incentive Plan, which is attached hereto as Exhibit 10.1 and is incorporated in this Item 5.02 by reference.

Item 7.01	Regulation FD Disclosure.

On February, 17, 2015, the Company issued a press release announcing Mr. Gross’s appointment to the Board.  A copy of the Company’s press released is furnished with this Form 8-K and attached hereto as Exhibit 99.1.  Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	2015 Management Incentive Plan
99.1†	Press Release of Active Power, Inc. dated February 17, 2015

†	Furnished with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVE POWER, INC.

Date: February 17, 2015	By:	/s/ James A. Powers
James A. Powers
Chief Financial Officer and Vice President of Finance

EXHIBIT INDEX

Exhibit No.	Description

10.1	2015 Management Incentive Plan
99.1†	Press Release of Active Power, Inc. dated February 17, 2015

†	Furnished with this report.